Exhibit 21.1

List of Equinix’s Subsidiaries

Name	Jurisdiction
Equinix Operating Co., Inc.	Delaware

Equinix Asia Pacific Pte Ltd	Singapore

Equinix Singapore Holdings Pte Ltd	Singapore

Equinix Singapore Pte Ltd	Singapore

Equinix Pacific Pte Ltd	Singapore

Pihana Pacific SDN, BHD	Malaysia

Equinix Pacific, Inc.	Delaware

Equinix Japan KK (in Kanji)	Japan

Equinix Australia Pty Ltd	Australia

Equinix Hong Kong Ltd	Hong Kong

Equinix RP, Inc.	Delaware

Equinix RP II LLC	Delaware

CHI 3, LLC	Delaware

CHI 3 Procurement, LLC	Illinois

NY3, LLC	Delaware

SV1, LLC	Delaware

LA4, LLC	Delaware

Equinix Europe Ltd	United Kingdom

Equinix Group Ltd	United Kingdom

Equinix (UK) Ltd	United Kingdom

Equinix (Services) Ltd	United Kingdom

Equinix Corporation Ltd	United Kingdom

Equinix Investments Ltd	United Kingdom

Equinix (Dusseldorf) GmbH	Germany

Equinix (Real Estate) GmbH	Germany

Equinix (Germany) GmbH	Germany

Equinix (France) SAS	France

Interconnect Exchange Europe SL	Spain

Equinix (Switzerland) AG	Switzerland

Intelisite BV	The Netherlands

Equinix (Netherlands) BV	The Netherlands

Equinix (Netherlands) Holding Coöperatie U.A	The Netherlands

Virtu Secure Web Services BV	The Netherlands